Exhibit 10.11
INFINITY NATURAL RESOURCES, INC. OMNIBUS INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Infinity Natural Resources, Inc. Omnibus Incentive Plan (as amended, the “Plan”), Infinity Natural Resources, Inc. grants to the individual listed below (“you” or “Participant”) the number of Restricted Stock Units (“RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions below, in the attached Restricted Stock Unit Agreement (the “Agreement”) and the Plan, each of which is made a part of this Grant Notice and incorporated by reference. Any capitalized terms not defined in this Grant Notice or the Agreement have the meanings in the Plan.

Participant:
Date of Grant:
Total Number of RSUs:
Vesting Schedule:
If the Company uses an equity plan administrator (such as Equiniti) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and any other omitted information will be determined by the information in the equity plan administration system.
By your acceptance (including through an equity plan administrator), you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice and understand all provisions of the Agreement, the Plan and this Grant Notice, and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. You agree to accept as final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.
If you have not executed this Grant Notice within 90 days following the Date of Grant set forth above, you will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.
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IN WITNESS WHEREOF, the Company has executed this Grant Notice by an authorized officer, and Participant has executed this Grant Notice, effective for all purposes as provided above.
    INFINITY NATURAL RESOURCES, INC.

    Name: Zack Arnold
    Title: President and Chief Executive Officer

    PARTICIPANT

    Name:

Signature Page to
Non-Employee Director Restricted Stock Unit Grant Notice

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT
This Non-Employee Director Restricted Stock Unit Agreement (together with the Grant Notice, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice by and between Infinity Natural Resources, Inc. (the “Company”), and (the “Participant”). Capitalized terms used but not defined shall have the meanings in the Plan or the Grant Notice.
1.Award. Effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company grants Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested as set forth in Section 2, Participant will have no right to receive any Shares or other payments. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs.
(a)Except as otherwise set forth in this Section 2, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Upon the Participant’s Termination of Service prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to Section 2(b)), any unvested RSUs and all rights arising from such RSUs will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the RSUs shall immediately become fully vested upon (i) the Participant’s Termination of Service due to the Participant’s death or Disability or (ii) a Change in Control, so long as the Participant continuously provides services to the Company as a member of the Board from the Date of Grant through such event.
3.Dividend Equivalent Rights. In the event that the Company declares and pays a regular cash dividend (which does not include any extraordinary cash dividend), and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall record in a bookkeeping account an amount equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of Shares equal to the number of RSUs held by the Participant that have not been settled as of such record date (the “Dividend Equivalent Rights”). The Dividend Equivalent Rights will be subject to the same terms and conditions, including vesting, forfeiture and transferability, as the underlying RSUs. All amounts of the Dividend Equivalent Rights will be paid to the Participant in cash (or, at the discretion of the Company, in Shares) on or following, but no later than 60 days after, the date the underlying RSUs vest. If the RSUs are forfeited by Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalent Rights. No interest will accrue on the Dividend Equivalent Rights between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalent Rights.
4.Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs, but in no event later than 60 days after such vesting date, the Company shall deliver to the Participant a number of Shares equal to the number of RSUs subject to this Award.

All Shares issued shall be delivered either by delivering one or more certificates for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
5.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages (including via Dividend Equivalent Rights) to the Participant for federal, state, local and/or foreign tax purposes, the Company shall have the authority to deduct or withhold, or require Participant to pay the Company, an amount sufficient to satisfy all applicable federal, state, local and foreign taxes (including the employee portion of any Federal Insurance Contributions Act obligation) required by Applicable Law to be withheld in connection with this Award. Participant may make arrangements satisfactory to the Company regarding the payment of any income tax, social insurance contribution or other applicable taxes that are required to be withheld, which arrangements include (if and to the extent permitted by the Company) the delivery of cash or cash equivalents, Shares (including net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that Participant has been advised to consult a tax advisor. Participant may not rely on the Board, the Committee, the Company or an Affiliate or any of their officers, employees or representatives for tax advice or an assessment of such tax consequences.
6.Non-Transferability. Other than pursuant to a domestic relations order, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and any restrictions applicable to such Shares have lapsed. Neither the RSUs nor any interest arising from them shall be liable for the debts, contracts or engagements of Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition in violation of this Agreement shall be null and void, except to the extent that such disposition is permitted by the preceding sentence.
7.Compliance with Applicable Law. The issuance of Shares will be subject to compliance with Applicable Law. No Shares will be issued if such issuance would constitute a violation of Applicable Law. Shares will not be issued unless (a) a registration statement under the Securities Act is in effect at the time of such issuance for the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares are permitted to be issued in accordance with the terms of an exemption from the registration requirements of the Securities Act. The inability of the Company to obtain the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares will relieve the Company of any liability for the failure to issue such Shares as to which authority has not been obtained. As a condition to any issuance of Shares, the Company may require Participant to satisfy any requirements that may be necessary to comply with Applicable Law and to make any representation or warranty as may be requested by the Company.
8.Rights as a Stockholder. Participant shall have no rights as a stockholder of the Company as to any Shares unless and until Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights related to the Shares, except as provided for in the Plan or this Agreement.
9.Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release in such form as it shall determine appropriate; provided that any review period under such release will not modify the date of settlement with respect to vested RSUs.
10.No Right to Continued Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs pursuant to the Grant Notice and this Agreement, shall confer upon Participant the right to a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such other service relationship at any time. The grant of the RSUs is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in the future in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
11.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company:
Infinity Natural Resources, Inc.
Attn: General Counsel
2605 Cranberry Square
Morgantown, West Virginia 26508

If to the Participant, at the Participant’s last known address on file with the Company.
    Any notice that is delivered personally or by overnight courier shall be deemed to have been given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by the Participant. Any notice that is addressed and mailed shall be conclusively presumed to have been given at the close of business on the fourth day after the day it is placed in the mail.
12.Consent to Electronic Delivery; Electronic Signature. Participant agrees to accept electronic delivery of any documents that the Company may be required to deliver (including prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access, or to the Participant’s account with the Company’s equity plan administrator. Participant consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver and agrees that Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.
13.Agreement to Furnish Information. Participant agrees to furnish to the Company all information reasonably requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Law.
14.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the RSUs, and with the Grant Notice and the Plan contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs, and supersedes all prior understandings and agreements. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided¸ however, any such amendment that materially impairs the rights of Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
15.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right shall not be a waiver of any other breach or right. The failure of any party to act by reason of a breach or to exercise any right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
16.Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment or clawback policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law. Participant’s acceptance of this Award constitutes Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any Company recoupment, clawback or similar policy that may apply to the Participant and this Award, whether adopted before or after the Effective Date or Date of Grant and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
17.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.
18.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer in this Agreement and the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred in accordance with this Agreement.

19.Headings; References. Headings are for convenience only and are not part of this Agreement. All references to “dollars” or “$” in this Agreement refer to United States dollars.
20.Counterparts. The Grant Notice may be executed in one or more counterparts, all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail or via electronic acceptance in accordance with Section 12 shall be effective as delivery of a manually executed counterpart of the Grant Notice.
21.Section 409A. The Plan, this Agreement and the RSUs are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent.  Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
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